Exhibit 99.1

FOR IMMEDIATE RELEASE

For Further Information:

Howard N. Feist
Chief Financial Officer
(609) 584-3586


        CONGOLEUM CORPORATION AMENDS AGREEMENT TO SETTLE ASBESTOS CLAIMS


MERCERVILLE, NJ, JUNE 9, 2003 - Congoleum Corporation (AMEX:CGM) reported today that it has executed certain amendments to the settlement agreement it entered into on April 10, 2003 with attorneys representing more than 75% of the known present claimants with asbestos claims pending against Congoleum and certain ancillary agreements relating to that settlement agreement. The amendments provide additional time for parties to review and respond to information required in order to participate in the settlement. The settlement agreement contemplates a Chapter 11 reorganization seeking confirmation of a pre-packaged plan of reorganization that would leave trade and other unsecured creditors unimpaired and would resolve all pending and future asbestos claims against Congoleum, including personal injury asbestos claims against Congoleum's distributors and affiliates that derive from claims made against Congoleum. Approval of such a plan of reorganization will require the supporting vote of at least 75% of the asbestos claimants with claims against Congoleum who vote on the plan.

Roger S. Marcus, Chairman of the Board, commented "As we indicated in our 10-Q filing last month, we anticipated that we would amend these agreements to address concerns as to whether the deadlines in the original agreements were too ambitious. We believe the settlement is a fair and good one for both the claimants and the company, and felt that our interests would be best served by assuring that claimants were afforded adequate time to review the agreement, make a considered decision on participation, and submit the necessary paperwork. Although this amendment postpones our anticipated date for entering into Chapter 11 until September, we believe it reduces the risk of delays to the confirmation of our plan and the far more important goal of exiting Chapter 11 with the asbestos issue behind us, which we still hope to accomplish by the end of the year. I continue to be encouraged by our progress and grateful for the continued support of our employees, customers, suppliers, lenders and shareholders."

WARNING REGARDING FORWARD LOOKING STATEMENTS

THE ABOVE NEWS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS, WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, THAT INVOLVE RISKS, UNCERTAINTIES AND ASSUMPTIONS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON CONGOLEUM'S EXPECTATIONS, AS OF THE DATE OF THIS RELEASE, OF FUTURE EVENTS,

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AND CONGOLEUM UNDERTAKES NO OBLIGATION TO UPDATE ANY OF THESE FORWARD LOOKING
STATEMENTS. ALTHOUGH CONGOLEUM BELIEVES THAT THESE EXPECTATIONS ARE BASED ON REASONABLE ASSUMPTIONS, WITHIN THE BOUNDS OF ITS KNOWLEDGE OF ITS BUSINESS AND EXPERIENCE, THERE CAN BE NO ASSURANCE THAT ACTUAL RESULTS WILL NOT DIFFER MATERIALLY FROM ITS EXPECTATIONS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM EXPECTATIONS INCLUDE: (I) THE FUTURE COST AND TIMING OF ESTIMATED ASBESTOS LIABILITIES AND PAYMENTS AND AVAILABILITY OF INSURANCE COVERAGE AND REIMBURSEMENT FROM INSURANCE COMPANIES, WHICH UNDERWROTE THE APPLICABLE INSURANCE POLICIES FOR CONGOLEUM AND ITS CONTROLLING SHAREHOLDER, AMERICAN BILTRITE INC., FOR ASBESTOS-RELATED CLAIMS AND OTHER COSTS RELATING TO THE EXECUTION AND IMPLEMENTATION OF ANY PLAN OF REORGANIZATION PURSUED BY CONGOLEUM, (II) TIMELY NEGOTIATING AND ENTERING INTO SETTLEMENT AGREEMENTS ON TERMS IT CONSIDERS SATISFACTORY WITH A SUFFICIENT MAJORITY OF ASBESTOS CLAIMANTS, (III) TIMELY REACHING AGREEMENT WITH OTHER CREDITORS, OR CLASSES OF CREDITORS, THAT EXIST OR MAY EMERGE, (IV) CONGOLEUM'S AND ITS CONTROLLING SHAREHOLDER'S, AMERICAN BILTRITE INC.'S, SATISFACTION OF THE CONDITIONS AND OBLIGATIONS UNDER THEIR RESPECTIVE OUTSTANDING DEBT INSTRUMENTS, AND AMENDMENTS TO THOSE OUTSTANDING DEBT INSTRUMENTS, AS NECESSARY, TO PERMIT THE CONTEMPLATED NOTE CONTRIBUTION(S) AND PLEDGE IN CONNECTION WITH CONGOLEUM'S PLAN OF REORGANIZATION AND TO MAKE CERTAIN FINANCIAL COVENANTS IN THOSE DEBT INSTRUMENTS LESS RESTRICTIVE, (V) THE RESPONSE FROM TIME-TO-TIME OF CONGOLEUM'S AND ITS CONTROLLING SHAREHOLDER'S, AMERICAN BILTRITE INC.'S, LENDERS, CUSTOMERS, SUPPLIERS AND OTHER CONSTITUENCIES TO THE ONGOING PROCESS ARISING FROM CONGOLEUM'S STRATEGY TO SETTLE ITS ASBESTOS LIABILITY, (VI) TIMELY OBTAINING SUFFICIENT CREDITOR AND COURT APPROVAL OF ANY REORGANIZATION PLAN PURSUED BY IT AND (VII) COMPLIANCE WITH THE UNITED STATES BANKRUPTCY CODE, INCLUDING SECTION 524(g). IN ANY EVENT, THE FAILURE OF CONGOLEUM TO TIMELY REACH AGREEMENT WITH PLAINTIFFS REPRESENTING A SUFFICIENT NUMBER OF ASBESTOS CLAIMANTS WITH ASBESTOS CLAIMS PENDING AGAINST CONGOLEUM, WHICH AGREEMENT WOULD RESULT IN A GLOBAL SETTLEMENT OF CONGOLEUM'S ASBESTOS LIABILITY, OR THE FAILURE TO REACH THE PRESENTLY ANTICIPATED SETTLEMENT, COULD HAVE A MATERIAL ADVERSE EFFECT UPON CONGOLEUM'S BUSINESS, RESULTS OF OPERATIONS OR FINANCIAL CONDITION. ACTUAL RESULTS COULD DIFFER SIGNIFICANTLY AS A RESULT OF THESE AND OTHER FACTORS DISCUSSED IN CONGOLEUM'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002, ITS QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED MARCH 31, 2003 AND ITS OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.